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                                  EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Rubio's Restaurants, Inc. on Form S-8 of our report dated March 25, 1999 appearing in the Registration Statement No. 333-75087 on Form S-1 of Rubio's Restaurants, Inc. for the year ended December 27, 1998.




DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

San Diego, California
May 20, 1999